SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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United American Petroleum Corp.

(Name of Registrant as Specified in Its Charter)

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United American Petroleum Corp.

9600 Great Hills Trail, Suite 150W

Austin, Texas 78759

(512) 852-7888

NOTICE OF ACTION TO BE TAKEN

WITHOUT A STOCKHOLDER MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

 TO OUR STOCKHOLDERS:

This Information Statement is being mailed on or about May 9, 2014, to the holders of record of the common stock, par value $0.001 per share (the “Common Stock”), of United American Petroleum Corp. (the “Company,” “we,” “our” or “us”) as of May 9, 2014. This Information Statement is being furnished to provide notice with respect to the approval of an amendment and restatement of our articles of incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 750,000,000. This amendment was approved by written consent of the holders of a majority of the voting power of the Company.

You are encouraged to read the attached Information Statement, including the form of Amended and Restated Articles of Incorporation attached as Exhibit A (which contains the amendments described herein) for further information regarding this action. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action described herein will be deemed ratified and effective at a date that is at least 20 calendar days after the date this Information Statement has been mailed to our record stockholders. We anticipate this date to occur on or about the close of business on May 29, 2014.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Michael Carey
Michael Carey Chief Executive Officer

United American Petroleum Corp.

9600 Great Hills Trail, Suite 150W

Austin, Texas 78759

(512) 852-7888

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

_____________________________

WE ARE NOT ASKING YOU FOR A

 PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

_____________________________

This Information Statement is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of our common stock on the record date to provide notice to you of certain actions approved by the written consent of the holders of a majority of the outstanding shares of our common stock. Pursuant to Rule 14c-2 of the Exchange Act, these actions cannot become effective until at least 20 days after the mailing of this Information Statement.

GENERAL INFORMATION

On January 30, 2014, our Board of Directors (“Board”) and holders of a majority of the voting power of the Company approved the amendment of our articles of incorporation to increase the number of authorized shares of our Common Stock to 750,000,000.

On January 30, 2014, the Company received a written consent in lieu of a meeting of stockholders from stockholders holding approximately 57.44% of the voting power of the Company, which was sufficient to achieve stockholder approval of these actions. These shares are owned of record by Michael Carey, our Chief Executive Officer, and Ryan Hudson, our Chief Operating Officer.

INCREASE IN AUTHORIZED SHARES

On January 30, 2014, the Board and holders of a majority of the voting power of the Company approved amending our articles of incorporation to increase the number of our authorized shares of common stock to 750,000,000.

Purpose for the Increase in Authorized Common Stock

The Company has entered into the following convertible promissory notes (“Notes”) with Asher Enterprises (“Asher”) and JMJ Financial (“JMJ”):

1.	A Note with Asher entered into on April 22, 2013 in the principal amount of $63,000 and a $50,000 Note with Asher entered into on August 22, 2013. These Notes have a maturity date of one year and accrue interest at 8% per year. Under these Notes, Asher may convert the amount due under the Notes into the Company’s Common Stock. The conversion price of each of the Asher Notes shall equal the greater of: (i) the Variable Conversion price (as defined herein); and (ii) the Fixed Conversion Price (as defined herein). The “Variable Conversion Price” shall mean 60% multiplied by the Market Price (defined as the average 3 lowest closing bid prices of the Common Stock during the ten day trading period ending one day prior to the date the conversion notice is sent). The “Fixed Conversion Price” shall mean $0.00005.

2.	A Note with JMJ Financial entered into on January 31, 2013 in the principal amount of $75,000. The Note has a one year maturity date and accrues interest of 12% per year. Under this Note, JMJ may convert the amount due under the Note into shares of the Company’s Common Stock. The conversion price is the lesser of $0.011 or 50% of the lowest trade price in the 25 days previous to the conversion.

The Asher and JMJ Notes limit each creditor from beneficially owning more than 4.99% of the Company’s Common Stock at any given time. This restriction is further explained below.

Because the potential conversion of the debt into equity results in the issuance of shares at a discount to the trading price, these issuances are dilutive to existing shareholders.

Consider the following examples for the Asher Notes, which are based upon the closing price for the Company’s common stock on March 31, 2014:

Amount due under Notes:	$102,810
Closing price of the Company’s Common Stock:	$0.0065
Market Price (Average lowest 3 closing bid prices of the Company’s Common Stock during the ten day trading period prior to the date of conversion):	$0.0065 (1)
Variable Conversion Price (60% of Market Price):	$0.0039
Total number of shares of Common Stock into which Note could be converted:	26,361,538

(1)	This number assumes that the Market Price is equal to the most recent closing price for the Company’s Common Stock. We have made this assumption because we are unable to obtain the historical bid price of the Company’s Common Stock. This information is only available through sophisticated platforms such as those provided by Bloomberg, L.P. We do not have access to these platforms. As a result, it is likely that the Market Price will be lesser than the most recent closing price.

Below is a similar example for the JMJ Note:

Amount due under Note:	$41,706
Closing price of the Company’s Common Stock:	$0.0065
Market Price (Average lowest 3 closing bid prices of the Company’s Common Stock during the twenty-five day trading period prior to the date of conversion):	$0.0065 (2)
Variable Conversion Price (50% of Market Price):	$0.0033
Total number of shares of Common Stock into which Note could be converted:	12,638,182

(2)	This number assumes that the Market Price is equal to the most recent closing price for the Company’s Common Stock. We have made this assumption because we are unable to obtain the historical bid price of the Company’s Common Stock. This information is only available through sophisticated platforms such as those provided by Bloomberg, L.P. We do not have access to these platforms. As a result, it is likely that the Market Price will be lesser than the most recent closing price.

These examples are to illustrate the potential dilution to shareholders only and do not take into consideration the beneficial ownership limitations in each Note.

The Asher Notes limit Asher from beneficially owning more than 4.99% of the Company’s Common Stock at any given time. This means that Asher cannot convert its Notes into Common Stock to the extent that a conversion would increase its beneficial ownership to more than 4.99% of the Company’s outstanding Common Stock. The

Asher Notes do not contain any limits on the number of conversions that may occur and how often they may occur. The Asher Notes permit Asher to waive this 4.99% limit upon at least 61 days’ written notice to the Company. In the event of such an election, the 4.99% limit will remain in effect until the 61st day after the notice (or such other date as may be specified in the notice).

Similarly, the JMJ Note limits JMJ from beneficially owning more than 4.99% of the Company’s Common Stock at any time. This means that JMJ is limited to converting its Note into Common Stock to the extent that a conversion would increase its aggregate ownership to more than 4.99% of the Company’s outstanding Common Stock. The JMJ Note does not contain any limits on the number of conversions that may occur and how often they may occur. The JMJ Note does not contain a waiver provision of this 4.99% limit.

This means that Asher and JMJ are currently limited to owning approximately 4,999,000 shares apiece at any given time. Upon amendment of the Company’s articles of incorporation to increase the number of authorized shares of Common Stock to 750,000,000, Asher and JMJ will be able to own approximately 37,500,000 shares of Common Stock at any given time.

These Notes require the Company to maintain a certain number of shares of Common Stock available for issuance to creditors that wish to convert their Notes into Common Stock. As a result, the Company must increase the number of authorized shares of Common Stock in order to fulfill its obligations under the Notes in order to avoid default. In addition to complying with its existing obligations under the Notes, the Board has determined that it is in the best interest of the Company to maintain good relations with these creditors so that the Company may access additional capital in the future.

Further, the Board believes it is in the Company’s best interest to have additional Common Stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. This increase in authorized shares of Common Stock has been determined by the Board to allow for these possibilities and to provide for a sufficient amount of Common Stock to support its expansion and future financing activities, if any. Other than as set forth in the above Notes, there are no present plans for future issuances of Common Stock. There are no plans for future issuance of preferred stock either. When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of Common Stock or preferred stock in the future, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. Any director or officer of our Company since January 1, 2013, being the commencement of our last completed fiscal year;

2. Any proposed nominee for election as a director of our Company; and

3. Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2014 by (i) each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under Rule 13d-3 as promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares that the individual has the right to acquire within sixty (60) days through the exercise of any stock option or other right.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 9600 Great Hills Trail, Suite 150W, Austin, Texas 78759.

	Shares of Common Stock		Shares of Series B Preferred Stock (2)		Total Voting Shares Owned (2)
Name and Address of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
Officers and Directors
Michael Carey	6,350,000 (1)	6.5%	500	50%	57,047,322 (2)	28.69%
Ryan Hudson	6,450,000 (3)	6.6%	500	50%	57,147,322 (2)	28.74%
(All Officers and Directors as a Group (2 persons))	12,800,000	13.1%	1,000	100%	114,194,644 (2)	57.44%

5% Shareholders
Mighty Falcon Ltd. (4) Room 1004, Harvest Building 29-37 Wing Kut Street Central K3, Hong Kong	6,950,000	7.1%	-	-	6,950,000	7.1%

Percentage ownership in the table above is based on 97,418,383 shares of common stock issued and outstanding and 1,000 shares of Series B Preferred Stock issued and outstanding, which have the right to vote 101,394,644 voting shares, resulting in a total of 198,813,027 total voting shares outstanding as of March 31, 2014.

(1) Includes 5,000,000 shares of common stock held in the name of Carey Partners, Ltd., which entity and therefore which shares, are beneficially owned by Mr. Carey.

(2) The Series B Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of the Company and upon any action taken by stockholders of the Company with or without a meeting) equal to fifty-one percent (51%) of the total vote, which percentage is equal to 101,394,644 voting shares as of March 31, 2014.

(3) Includes 5,000,000 shares of common stock held in the name of Chitex Family Limited Partnership, which entity and therefore which shares, are beneficially owned by Mr. Carey.

(4) Bill Cheung holds voting and dispositive power over the shares of Mighty Falcon Ltd.

DISSENTERS’ RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenters’ right of appraisal in connection with any of the approved matters discussed in this Information Statement.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 16, 2014 is incorporated herein by reference.

You may request a copy of these filings, at no cost, by writing to the Company at 9600 Great Hills Trail, Suite 150W, Austin, Texas 78759, or telephoning the Company at (512) 852-7888. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

By Order of the Board of Directors

/s/ Michael Carey
Michael Carey Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

UNITED AMERICAN PETROLEUM CORP.

PURSUANT TO SECTIONS 78.390 AND 78.403 OF THE

NEVADA REVISED STATUTES

United American Petroleum Corp., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1. The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on November 19, 2004.

2. These Amended and Restated Articles of Incorporation, which amend the provisions of the Articles of Incorporation, as heretofore amended, have been duly adopted by the Board of Directors of the Corporation and by action by written consent of the stockholders of the Corporation in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes (“N.R.S.”) and, upon filing with the Secretary of State of the State of Nevada in accordance with the N.R.S., shall thenceforth supersede the original Articles of Incorporation, as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Articles of Incorporation of the Corporation.

3. The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

Article I

The name of the corporation (hereinafter referred to as the “Corporation”) is:

“United American Petroleum Corp.”

Article II

The address of the Corporation’s registered office in the State of Nevada is 2215-B Renaissance Drive, Las Vegas, Nevada 89119. The name of the Corporation’s registered agent at such address is CSC Services of Nevada, Inc.

Article III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the “N.R.S.”).

Article IV

(a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 760,000,000, consisting of (i) 750,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

(b) Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title.

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii) The amounts payable on, and the preferences of, if any, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(iv) Dates on which dividends, if any, shall be payable.

(v) The redemption and exchange rights and price or prices, if any, for shares of the series.

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable, and all other terms and conditions upon which such conversion or exchange may be made.

(ix) Restrictions on the issuance of shares of the same series or of any other class or series.

(x) The voting rights, if any, of the holders of shares of the series.

(xi) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(xii) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(xiii) The appointment of a rights agent with respect to such rights.

(c) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

(d) Voting Rights. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

Article V

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by these Amended and Restated Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article V.

(e) Neither any amendment or repeal of any Section of this Article V, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation inconsistent with this Article V, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article V existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article V, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article V, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Article VI

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article VI, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation inconsistent with this Article VI, shall adversely affect any right or protection of any director established pursuant to this Article VI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

IN WITNESS WHEREOF, American United Petroleum Corp. has caused these Amended and Restated Articles of Incorporation to be signed by the undersigned officer, thereunto duly authorized, this ___ day of May, 2014.

UNITED AMERICAN PETROLEUM CORP.

By:__________________________________